TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (the "Agreement") is between HF Foods Group, Inc., a Delaware corporation (the "Company"), and Kong Hian Lee, a/k/a Victor Lee ("Executive"), (collectively referred to as the "Parties"). This Agreement is effective on the date both Parties sign it, provided Executive does not revoke the Agreement within seven (7) days in accordance with Section 15(c) of this Agreement (the "Effective Date").

In consideration of the Executive's execution and non-revocation of (i) this Agreement upon or within twenty one (21) days after the Executive's receipt of the Agreement and (ii) the Supplemental Release Agreement attached as Exhibit A hereto (the "Supplemental Release Agreement") upon or within twenty one (21) days after the Separation Date described below, both subject to the review and revocation period provided in Paragraph 15 below, and the mutual promises and commitments made in this Agreement, and intending to be legally bound, the Company and Executive agree to the terms set forth in this Agreement.

1. Term and Termination of Employment. Executive and the Company have mutually agreed that (i) as of the Effective Date, Executive will cease to serve as the Chief Financial Officer and from any positions he holds with the entities listed on Exhibit B; (ii) that Executive's employment with the Company will end on July 31, 2022 (the "Separation Date"); and (iii) that Executive will provide transition services to the Company to assist in the transition of Executive's duties and responsibilities as may be requested from the Company from time to time from the Effective Date to the Separation Date (the "Transition Period"). In consideration for Executive entering this Agreement and the Supplemental Release Agreement, the Company agrees that in any Company press releases or statements to third-parties, the Company will characterize Executive's separation from the Company as a mutual decision. Following the Separation Date and the Company's receipt of the signed Supplemental Release Agreement, (within ten (10) business days), the Company will provide Executive with Executive's final paycheck, which will include all of Executive's wages due through July 31, 2022, and payment for any accrued but unused paid time off, if any, through the Separation Date, less applicable taxes and withholdings, in accordance with applicable law. The Parties previously entered into an employment agreement, dated December 6, 2019 as amended October 1, 2020 (the "Employment Agreement"), and agree that this Agreement shall supersede the Employment Agreement in all respects, except as otherwise specifically set forth herein.

2. Severance Payment and Benefits. Subject to (i) the Executive signing and not revoking this Agreement and the Supplemental Release Agreement, (ii) complying with the obligations set forth in this Agreement and the Supplemental Release Agreement ((i) and (ii) collectively, the "Severance Payment Conditions"), and (iii) complying with the restrictive covenants in the Restriction Agreement incorporated in Paragraph 6 below:

   a) the Company at its sole expense shall provide Executive with the following:

      i. An amount of severance equal to $195,000, which is equal to (1) Executive' base salary of $275,000 multiplied by one, less (2) the amount of $80,000 as detailed in 2(b) (ii) below, paid out in 12 monthly installments of $16,250 following the Separation Date through the Company's standard payroll policies and procedures;

      ii. Contingent upon the Company filing a Form 10-K for 2021, an amount equal to $42,165.60, to be paid out in a lump sum within ten (10) business days of the filing date of the 2021 Form 10-K; and;

      iii. If Executive timely elects continued health coverage under COBRA for Executive and Executive's covered dependents under the Company's group health plans, then, following

the Separation Date, the Company shall pay the COBRA premiums necessary to continue Executive's and Executive's covered dependents' health insurance through COBRA at the contribution level in effect on the Separation Date until the earliest of: (1) the date that is twelve (12) months after the Separation Date; (2) the date Executive becomes eligible for health insurance coverage from a new employer; or (3) the date Executive is no longer eligible to continue coverage under COBRA.

b) Executive and the Company agree to the following:

   i. For the avoidance of any doubt, the tranche of Restricted Stock Units ("RSUs") granted to the Executive under the Restricted Stock Units Agreement between Executive and the Company, dated July 8, 2021 (the "RSU Agreement") that was due to vest on July 8, 2022 shall vest according to the terms of the RSU Agreement on July 8, 2022. The shares of Company stock underlying the vested RSUs will be delivered to the Executive as soon as practicable following the filing of the Company's missing Forms 10-K and 10-Q for 2021. If those documents are not filed by December 31, 2022, the Parties agree to negotiate to arrive at a mutually satisfactory solution. Executive will continue to be subject to the Company's Insider Trading Policy for so long as he possesses material nonpublic information; and

   ii. Company shall sell the company car, BMW X7 (VIN #5UXCW2C01N9K49296), to Executive for a total of $80,000, to be included in the calculation of the severance payment according to the procedure described in 2(a) above, according to the Sales Agreement attached as Exhibit C.

Notwithstanding the foregoing, and not subject to the Severance Payment Conditions, the Company shall pay the Executive a lump sum payment of $8,662.40, equal to 80% of the $10,828 amount of outstanding 2021 bonus payment, payable within five (5) business days following the execution of this Agreement.

3. General Release.

   When used in this Agreement, the term "Company Parties" means the Company and its predecessors, successors, parents, subsidiaries, and benefit plans, its other entities, and its insurers, and its and their trustees, officers, managers, partners, supervisors, employees, attorneys, members, agents, board members and consultants (in their official, individual and all other capacities), and the predecessors, successors and assigns of any and all of them (including, without limitation, the Company), and all persons or entities, whether known or unknown, acting by, with, for, through, under, or in concert with any of them. When used in this Agreement, the word "Executive Parties" means Executive and Executive's heirs, spouse, executors, administrators, and assigns.

   In consideration of the promises of the Company set forth in this Agreement, and specifically the provisions of Section 1, which require wages to be paid through July 31, 2022, and 2(a), both of which are in addition to compensation to which Executive is entitled, and intending to be legally bound, Executive Parties hereby irrevocably release and forever discharge all Company Parties from any and all causes of action, civil actions, claims for any and all losses, awards, and all forms of relief (including, but not limited to, legal, equitable and declaratory relief), claims for damages (including, but not limited to, damages for personal injury, emotional distress or harm, harm to reputation, loss of enjoyment of life, compensatory damages, exemplary damages, liquidated damages and punitive damages), claims for costs or expenses (including, but not limited to, costs or expenses connected with any administrative charge or complaint, or litigation), claims for fees (including, but not limited to, attorneys' fees and experts' fees), claims for, or rights to, personal relief, awards or recovery in connection with, or as a result of, any lawsuit, civil action, government action or proceeding, brought or initiated by any person or entity, public or private, including, but not limited to, the Equal Employment Opportunity Commission, and complaints, contracts, obligations, liabilities, promises, and claims of every other kind, whether known or unknown, that Executive Parties (on behalf of

Executive, on behalf of Executive's heirs, spouse, executors, administrators and assigns, and on behalf of any other person or entity,) ever had, now has, or may have against, or pertaining to, any or all of the Company Parties, based on, relating to, involving, or arising from any cause, decision, event, matter, omission, statement or any other thing, existing or occurring at any time up to and including the time when Executive signs this Agreement (all of which are sometimes referred to collectively in this Agreement as the "Executive Claims"), including, without limitation, all claims arising out of or relating to Executive's employment with and/or separation from the Company. Executive Parties are not waiving or releasing any rights or claims that may arise after this Agreement is executed by Executive.

Executive understands and agrees that the Executive Claims released in Section 3 of this Agreement include, but are not limited to: (i) any and all Executive Claims based on any law, statute, or constitution or based on contract or in tort or based on common law; (ii) any and all Executive Claims based on or arising under any civil rights laws, labor laws, or employment laws, such as Title VII of the Civil Rights Act of 1964, Section 1981 of U.S.C., the Americans With Disabilities Act of 1990, the ADA Amendments Act of 2008, the Civil Rights Act of 1991, the Genetic Information Non-discrimination Act, the Equal Pay Act, the Employee Retirement Income Security Act (regarding unvested benefits and including, but not limited to, claims for breach of fiduciary duty under ERISA), the Family and Medical Leave Act of 1993, the Age Discrimination in Employment Act of 1967, the Older Workers Benefits Protection Act, the Lilly Ledbetter Fair Pay Act of 2009 (including, without limitation, any and all amendments of such laws and all regulations issued pursuant to any such laws), any state, local, or common law that is applicable, as well as any and all wrongful termination claims, breach of contract claims, discrimination claims, harassment claims, retaliation claims, whistleblower claims (to the fullest extent they may be released under applicable law), defamation or other tort claims, and claims for attorneys' fees and costs; (iii) any and all Executive Claims under any grievance or complaint procedure of any kind; (iv) any and all Executive Claims based on or arising out of or related to Executive's recruitment by, employment with, the conclusion of Executive's employment with, Executive's performance of any services in any capacity for, or any business transaction with, any or all of the Company Parties; (v) any and all Executive Claims for a personal relief, awards or recovery based on any actions taken by any government entity including, but not limited to, any administrative agency, department or commission, as well as any actions taken by any person or other entity; (vi) any and all Executive Claims pursuant to 42 U.S.C. section 1395y(b)(3)(A); (vii) any and all Claims for any and all Releasors' attorneys' fees, costs or expenses relating to this Agreement; and (vii) any and all Executive Claims that any and all Executive Parties do not know to exist or do not suspect to exist in any and all Executive Parties' favor or potentially in any and all Executive Parties' favor, as well as Executive Claims known to exist or suspected to exist by any and all Executive Parties. Executive understands and agrees that the release of Executive Claims in Section 3 is a general release and is to be interpreted and/or applied broadly in favor of the Company and the other Company Parties.

Executive agrees and covenants not to sue the Company with respect to matters that have been released by this Agreement, subject to this Section 3 and as otherwise required by law. Nothing herein waives any rights of Executive to pursue claims against the Company for the Company's breach of any terms and conditions of this Agreement. Executive understands and agrees that nothing in this Agreement restricts or prohibits any Executive Party from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General (collectively, the "Regulators"), or from making other disclosures that are protected under the whistleblower provisions of state or

federal law or regulation. However, to the maximum extent permitted by law, Executive understands and agrees that he and any Executive Parties are waiving any right to receive any individual monetary relief from the Company or any others covered by the Release contained in Section 3(b) resulting from such claims or conduct, regardless of whether Executive or another party has filed them, and in the event Executive obtains such monetary relief, the Company will be entitled to an offset for the payments made pursuant to this Agreement. This Agreement does not limit Executive's right to receive an award from any Regulator that provides awards for providing information relating to a potential violation of law.

4. Executive Claims Not Waived. Notwithstanding anything in this Agreement to the contrary, Executive is not waiving nor releasing: (i) any rights to vested accrued benefits under the Company's employee benefit plans; (ii) any rights to defense and indemnification (as described in Section 5 below) and under directors and officers insurance with respect to his service as an employee or officer of the Company; (iii) claims arising after the date on which Executive sign this Agreement; (iv) claims that are not otherwise waivable under applicable law; and (v) rights or claims related to enforcement of this Agreement.

5. Indemnification. The Company acknowledges and agrees that Executive remains eligible for Indemnification as set forth in any indemnification policies or plans of the Company applicable to Executive.

6. Confidentiality; Injunction; Non-Compete and Non-Solicitation; Return of Documents; etc. Executive shall continue to be bound by the Restrictive Covenants as set forth in the Restriction Agreement between the Executive and the Company, dated December 6, 2019 (the "Restriction Agreement"), including, but not limited to, the Confidentiality, Non-Compete and Non-Solicitation obligations and the Injunction provision in Sections 1, 4, and 5 of the Restriction Agreement, which shall continue after the Separation Date; provided, however, that Company and Executive agree that the Non-Compete and Non-Solicitation terms under Section 4 shall apply for twelve consecutive months following the Separation Date. Executive agrees to turn over all of his Company records and other information on the Effective Date and to otherwise adhere to Section 2 of the Restriction Agreement.

7. Cooperation. Except as expressly permitted or required by this Agreement or by law, Executive agrees that following the Effective Date, Executive shall fully cooperate with the Company in investigating, defending, prosecuting, litigating, filing, initiating or asserting any actual or potential claims or investigations that may be made by or against the Company to the extent that such claims or investigations may relate to any matter in which Executive was involved (or alleged to have been involved) while employed with the Company or of which Executive has knowledge by virtue of Executive's employment with the Company (collectively, "Proceedings"); provided that the obligations in this Section shall in no way require Executive to cooperate in any such Proceedings that involve claims against Executive individually, in the reasonable good faith judgment of the Company Board of Directors, that are or may likely be clearly inconsistent with the position of the Company, or that could subject Executive to civil or criminal liability. This cooperation provision also requires Executive to cooperate fully, completely and truthfully with the Special Investigative Committee ("SIC") made up of independent directors. When requesting Executive's cooperation under this Section, the Company will reasonably take into consideration Executive's personal and business commitments, will give the Executive as much advance notice as reasonably possible, and ask that Executive be available at such time or times, and at such location or locations, as are reasonably convenient and agreeable to the Company and Executive. Upon submission of appropriate documentation, Executive shall be reimbursed for reasonable and pre-approved out-of-pocket expenses incurred in rendering such cooperation. If for any reason the Executive or the Company determines that a conflict of interest may exist between Executive and the Company in providing such cooperation, the Parties agree that Executive may obtain his own separate legal counsel of his choice to meet his obligations under this Section.

8. Non-Disparagement. Executive and the Company agree and covenant that the Parties shall not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory, or maliciously false, or disparaging remarks, comments, or statements about the other Party. The Parties further agree that their public filings and statements will reflect the understanding between the Parties that Executive's separation was a mutual decision and did not result from any disagreement or difference of opinion between the Parties with respect to the Company's internal controls, financial statements, audit scope limitations, audit reports, management representations or otherwise connected in any way with its financial controls or audit procedures.

9. Waiver. The Executive and Company shall continue to be bound by the Waiver provision of the Restriction Agreement.

10. No Admissions. Neither the offer of this Agreement, nor this Agreement itself, nor any of its terms, is an admission, or shall be construed to be an admission, of any wrongdoing or liability by each or any of the Company Parties, or by Executive.

11. Severability. All parts of this Agreement are severable. If any part of this Agreement or the application of any part of this Agreement to any person, to any circumstance, or to any Executive Claims is determined by any court with jurisdiction to be unlawful, unenforceable, invalid, void or voidable to any extent for any reason, (i) the application of such part of this Agreement to any other person, to any other circumstance, or to any other Executive Claims or Company Claims will not be affected, and (ii) all other parts of this Agreement will remain in full force and will be enforceable to the fullest and greatest extent permitted by law. If any court of competent jurisdiction determines that any part of this Agreement is unlawful, invalid, unenforceable, void or voidable, the court may reform such part of this Agreement to limits that it finds to be lawful, valid and enforceable.

12. Choice of Law. This Agreement shall, in all respects, be governed by and interpreted under and in accordance with the laws of the state of Nevada (excluding any conflict of law rule or principle), or any applicable federal law.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

14. Entire Agreement; Amendment. This Agreement constitutes a complete and final agreement between the parties, and supersedes and replaces all prior or contemporaneous agreements, negotiations, or discussions relating to the subject matter of this Agreement, including the Employment Agreement except as specifically stated otherwise herein. Except for as provided in this Agreement, the Company shall have no further obligations as to the Executive. This Agreement may only be amended with a written agreement signed by both Parties.

15. Execution, Review, and Revocation.

    Executive is advised, and acknowledges that Executive has been advised, to consult with, and has consulted with an attorney before signing this Agreement.

    Executive acknowledges and agrees that he has been given twenty-one (21) days to review this Agreement ("Signature Review Period"). Executive acknowledges and agrees that the Company has provided him with the Signature Review Period so he can consider the terms and conditions of this Agreement. The signed Agreement must be returned to: Peter Zhang, CEO, peterzhang@hffoodsgroup.com with a copy to Christine Chang, GC and CCO, christinechang@hffoodsgroup.com. The date this Agreement is returned to the Company pursuant to this Section 15(b) is referred to as a "Submission Date".

    Executive acknowledges and agrees that this Agreement will not be effective or enforceable until eight (8) days following the date he provides his Signature and that it may be revoked by Executive within the seven (7)-day period following the Signature by delivering a signed revocation notice to Peter Zhang, CEO, peterzhang@hffoodsgroup.com with a copy to Christine Chang, GC and CCO,

christinechang@hffoodsgroup.com, so that it is postmarked no later than seven (7) days after the Submission Date. If Executive timely revokes this Agreement after the date he provides his Signature, the Agreement shall be null and void in its entirety.

Executive acknowledges and agrees that he may sign the Agreement prior to the end of the Signature Review Period.

Executive acknowledges and agrees that changes to the Company's offer contained in this Agreement, whether material or immaterial, will not re-start the twenty-one (21) day review period provided for above.

Executive acknowledges and agrees that he is signing this Agreement voluntarily, with full knowledge of the nature and consequences of its terms.

Executive acknowledges and agrees that this Agreement was given to Executive on May 6, 2022.

16. Section 409A. This Agreement is intended to comply with the requirements of section 409A of the Code or an exception, and shall be administered accordingly. However, the Company makes no assurances as to compliance with section 409A. Notwithstanding anything in the Agreement to the contrary, distributions may only be made under the Agreement upon an event and in a manner permitted by section 409A or an applicable exemption. Payments to be made upon a conclusion of employment under this Agreement may only be made upon a "separation from service" under section 409A. For purposes of section 409A, each payment shall be treated as a separate payment. In no event may Executive, directly or indirectly, designate the calendar year of a payment.

[Signature Page Follows]

WITNESS the following signatures.

HF Foods Group, Inc.

By: General Counsel and CCO

Date: 5/19/22

THE UNDERSIGNED HAS READ AND UNDERSTANDS THIS AGREEMENT AND KNOWINGLY AND VOLUNTARILY ENTERS INTO THIS AGREEMENT.

SIGNATURE:

SIGNED IN AGREEMENT:

Date 5/18/2022

Exhibit A

Supplemental Release Agreement

I, Victor Lee, in consideration of and subject to the performance of the obligations by HF Foods Group, Inc (the "Company") under the Transition and Separation Agreement by and between the Company and me, dated May 6, 2022 (the "Agreement"), do hereby release and forever discharge as of the date hereof the Company and its respective past and present affiliates, and the respective officers, directors, owners, members, employees, agents, advisors, consultants, insurers, attorneys, successors and/or assigns of each of the foregoing (collectively, the "Company Parties") to the extent provided by virtue of this Supplemental Release of Claims, dated July 31, 2022 (the "Supplemental Release"). I understand that my employment with the Company terminated on July 31, 2022.

I understand that the payments and benefits granted in Section 2 of the Agreement represent consideration for signing this Supplemental Release and are not salary, wages or benefits to which I was already entitled.

I covenant to irrevocably release and forever discharge all Company Parties from any and all causes of action, civil actions, claims for any and all losses, awards, and all forms of relief (including, but not limited to, legal, equitable and declaratory relief), claims for damages (including, but not limited to, damages for personal injury, emotional distress or harm, harm to reputation, loss of enjoyment of life, compensatory damages, exemplary damages, liquidated damages and punitive damages), claims for costs or expenses (including, but not limited to, costs or expenses connected with any administrative charge or complaint, or litigation), claims for fees (including, but not limited to, attorneys' fees and experts' fees), claims for, or rights to, personal relief, awards or recovery in connection with, or as a result of, any lawsuit, civil action, government action or proceeding, brought or initiated by any person or entity, public or private, including, but not limited to, the Equal Employment Opportunity Commission, and complaints, contracts, obligations, liabilities, promises, and claims of every other kind, whether known or unknown, that I (on behalf of myself, on behalf of my heirs, spouse, executors, administrators and assigns, and on behalf of any other person or entity,) ever had, now has, or may have against, or pertaining to, any or all of the Company Parties, based on, relating to, involving, or arising from any cause, decision, event, matter, omission, statement or any other thing, existing or occurring at any time up to and including the time when I sign this Supplemental Release (all of which are sometimes referred to collectively in this Agreement as the "Executive Claims"), including, without limitation, all claims arising out of or relating to my employment with and/or separation from the Company. . I and my heirs, spouses, executors, administrators and assigns (collectively, "Executive Parties") are not waiving or releasing any rights or claims that may arise after this Agreement is executed by Executive.

I understand and agree that the Executive Claims released in Section 2 of this Supplemental Release include, but are not limited to: (i) any and all Executive Claims based on any law, statute, or constitution or based on contract or in tort or based on common law; (ii) any and all Executive Claims based on or arising under any civil rights laws, labor laws, or employment laws, such as Title VII of the Civil Rights Act of 1964, Section 1981 of U.S.C., the Americans With Disabilities Act of 1990, the ADA Amendments Act of 2008, the Civil Rights Act of 1991, the Genetic Information Non-discrimination Act, the Equal Pay Act, the Employee Retirement Income Security Act (regarding unvested benefits and including, but not limited to, claims for breach of fiduciary duty under ERISA), the Family and Medical Leave Act of 1993, the Age Discrimination in Employment Act of 1967, the Older Workers Benefits Protection Act, the Lilly Ledbetter Fair Pay Act of 2009 (including, without limitation, any and all amendments of such laws and all regulations issued pursuant to any such laws), any state, local, or common law that is applicable, as well as any and all wrongful termination

claims, breach of contract claims, discrimination claims, harassment claims, retaliation claims, whistleblower claims (to the fullest extent they may be released under applicable law), defamation or other tort claims, and claims for attorneys' fees and costs; (iii) any and all Executive Claims under any grievance or complaint procedure of any kind; (iv) any and all Executive Claims based on or arising out of or related to my recruitment by, employment with, the conclusion of my employment with, my performance of any services in any capacity for, or any business transaction with, any or all of the Company Parties; (v) any and all Executive Claims for a personal relief, awards or recovery based on any actions taken by any government entity including, but not limited to, any administrative agency, department or commission, as well as any actions taken by any person or other entity; (vi) any and all Executive Claims pursuant to 42 U.S.C. section 1395y(b)(3)(A); (vii) any and all Claims for any and all of Executive Parties' attorneys' fees, costs or expenses relating to this Supplemental Release; and (vii) any and all Executive Claims that any and all Executive Parties do not know to exist or do not suspect to exist in any and all Executive Parties' favor or potentially in any and all Executive Parties' favor, as well as Executive Claims known to exist or suspected to exist by any and all Executive Parties. I understand and agree that the release of Executive Claims in Sections 2 is a general release and is to be interpreted and/or applied broadly in favor of the Company and the other Company Parties.

I agree and covenant not to sue the Company with respect to matters that have been released by this Supplemental Release, subject to this Section 2 and as otherwise required by law. Nothing herein waives any of my rights to pursue claims against the Company for the Company's breach of any terms and conditions of this Supplemental Release. I understand and agree that nothing in this Supplemental Release restricts or prohibits any Executive Party from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General (collectively, the "Regulators"), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. However, to the maximum extent permitted by law, I understand and agree that I and any Executive Parties are waiving any right to receive any individual monetary relief from the Company or any others covered by the Supplemental Release resulting from such claims or conduct, regardless of whether I or another party has filed them, and in the event I obtain such monetary relief, the Company will be entitled to an offset for the payments made pursuant to this Supplemental Release. This Supplemental Release does not limit my right to receive an award from any Regulator that provides awards for providing information relating to a potential violation of law.

I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by Section 2 of this Supplemental Release above.

I acknowledge that (i) I have been given at least twenty-one (21) calendar days to consider this Supplemental Release and that modifications hereof which are mutually agreed upon by the parties hereto, whether material or immaterial, do not restart the twenty-one day period; (ii) that I have seven (7) calendar days from the date that I execute this Supplemental Release in which to revoke it; and (iii) this Supplemental Release will not be effective or enforceable nor the amounts set forth in Section 2 of the Agreement paid unless the seven-day revocation period ends without revocation by me. Revocation can be made by delivery and receipt of a written notice of revocation to Peter Zhang, CEO, peterzhang@hffoodsgroup.com with a copy to Christine Chang, GC and CCO, christinechang@hffoodsgroup.com, by midnight on or before the seventh calendar day after I sign the Supplemental Release

The parties hereby acknowledge the rights and obligations under Sections 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, and 16 of the Agreement, and agree to incorporate Sections 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, and 16 of the Agreement into this Supplemental Release and to be bound by such provisions hereunder as if such provisions were originally stated herein. This Supplemental Release may only be modified by written agreement signed by both parties.

The parties agree that in the event any provision of this Supplemental Release is deemed to be invalid or unenforceable by any court or administrative agency of competent jurisdiction, or in the event that any provision cannot be modified so as to be valid and enforceable, then that provision shall be deemed severed from the remainder of the Supplemental Release shall remain in full force and effect

This Supplemental Release shall, in all respects, be governed by and interpreted under and in accordance with the laws of the state of Nevada (excluding any conflict of law rule or principle), or any applicable federal law.

Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Supplemental Release.

BY SIGNING THIS SUPPLEMENTAL RELEASE, I REPRESENT AND AGREE THAT:

(a) I HAVE READ IT CAREFULLY;

(b) I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION; AND

(c) I AGREE THAT THE PROVISIONS OF THIS SUPPLEMENTAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE EMPLOYER AND BY ME.

* * * *

[*Signature Page Follows*]

PLEASE READ CAREFULLY. THIS AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

"COMPANY"

HF Foods Group, Inc.

By: ______________________________

Name: ______________________________

Title: ______________________________

"EXECUTIVE"

____

Kong Hian Lee a/k/a Victor Lee

Date:

Exhibit B

List of Entities

HF FOODS GROUP INC. SUBSIDIARIES

B&R Global Holdings, Inc.
B&R Group Logistics Holding LLC
Rongcheng Trading, LLC
American Fortune Foods Inc.
Fuso Trucking Corp.
GM Food Supplies, Inc.
Golden Well Inc.
Great Wall Seafood LA, LLC
Happy FM Group, Inc.
Hayward Trucking, Inc.
Irwindale Poultry, LLC
Irwindale Poultry, LLC
MF Food Services, Inc.
Min Food Inc.
Monterey Food Service, LLC
Ocean West Food Services, LLC
Win Woo Trading, LLC
R & C Trading L.L.C.
Mountain Food, LLC
KYL Group, Inc.
Royal Service Inc.
Capital Trading, LLC
Lin's Distribution, Inc, Inc.
Lin's Farms, LLC
B & L Trading, LLC
Royal Trucking Services, Inc.
Great Wall Seafood TX, L.L.C.
Great Wall Seafood IL, L.L.C.
Great Wall Seafood VA, L.L.C.
HF Group Holding Corporation
Han Feng, Inc.
HF Foods Industrial, Inc.
Morning First Delivery, Inc.
R & N Charlotte, L.L.C.
R & N Holdings, LLC
Truse Trucking, Inc.
New Southern Food Distributors, Inc.
B & B Trucking Services, Inc.
HG Realty, LLC
Kirnland Food Distribution, Inc.
ChineseTG, Inc.
273 Fifth Avenue, L.L.C
A & Kie, LLC
B & R Realty, LLC
Genstar Realty, LLC
Lucky Realty, LLC

Lenfa Food, LLC
Murray Properties, LLC
Fortune Liberty, LLC
Big Sea Realty, LLC

Exhibit C

Sales Agreement

555 Wright Way
Carson City, NV 89711
Reno/Sparks/Carson City (775) 684-4DMV (4368)
Las Vegas area (702) 486-4DMV (4368)
dmv.nv.gov

BILL OF SALE

NRS 482.426

A Bill of Sale releases interest in a vehicle. A Certificate of Title or other ownership documents must accompany this form.

INSTRUCTIONS

- All areas must be completed in full.
- Complete the buyer area exactly as the new Certificate of Title will be printed.
- Any alterations or erasures will require additional documentation and/or verification.

Please print or type

Know all men by these presents

That in consideration of Eighty Thousand — Dollars ($ 80,000/xx) and other value consideration, the receipt whereof is hereby acknowledged, the undersigned (seller) does hereby sell, transfer and deliver unto:

New Owner information (if more than two owners, complete and attach an additional Bill of Sale (VP104) form; indicate "AND" or "OR" between second and third owners)

Full Legal Name of 1st Buyer: Kong Hiam (First) ____ (Middle) Lee (Last) ☐ and ☐ or

Nevada Driver's License, Identification Card Number, Date of Birth, or FEIN for businesses: DL # 1607124024

Physical Address: 12233 Pro Tour Ct. (Address) Las Vegas (City) NV (State) 89141 (Zip Code)

Mailing Address: 12233 Pro Tour Ct. (Address) Las Vegas (City) NV (State) 89141 (Zip Code)

Full Legal Name of 2nd Buyer: ____ (First) ____ (Middle) ____ (Last)

Nevada Driver's License, Identification Card Number, Date of Birth, or FEIN for businesses: ____

Physical Address: ____ (Address) ____ (City) ____ (State) ____ (Zip Code)

Mailing Address: ____ (Address) ____ (City) ____ (State) ____ (Zip Code)

Buyer's Signature: [signature] Date: 5/18/2022

Note: only one signature is required even if "AND" appears between the new owner's names

Telephone: (720) 633-3032 E-mail: vlee3003@gmail.com

his right, title and interest in and to the following described vehicle:

Vehicle Identification Number

5	U	X	C	W	2	C	0	1	N	9	K	4	9	2	9	6	

Year: 2022 Make: BMW Model: X7 xDrive40i

☐ This vehicle has been Rebuilt as the term is defined in NRS 482.098

Buyer certifies Lien in favor of: ____

If no liens exist, write the word "NONE" on the "Lien in favor of" line

NV Driver's License, Identification Card Number, Date of Birth, NV ELT # or FEIN for businesses: ____

Address: ____ (Address) ____ (City) ____ (State) ____ (Zip Code)

Seller certifies that he is the lawful owner of said vehicle; that he has the right to sell the aforesaid; and that he will warrant and defend the title of same against the claims and demands of all persons whomever except lienholder noted above.

Seller's Full Legal Name: ____ (First) ____ (Middle) ____ (Last)

Nevada Driver's License, Identification Card Number, Date of Birth, or FEIN for businesses: ____

Mailing Address: ____ (Address) ____ (City) ____ (State) ____ (Zip Code)

Signature of Seller: ____ Date: ____